UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2016

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 200, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

Effective December 8, 2016, the Board of Directors (the “Board”) of Famous Dave’s of America, Inc. (the “Company”) elected Charles W. Mooty to serve as a director of the Company to fill a vacancy on the Board.

Mr. Mooty, age 56, currently serves as the president and chief executive officer of Jostens, Inc., a position he has held since January, 2014. Prior to his work at Jostens, Inc., from June 2012 to December 2013, Mr. Mooty was employed at Fairview Health Services as the interim president and chief executive officer, as well as chairman of the board of trustees, for which his term will end in December 2016. Mr. Mooty has also served as the president and chief executive officer of the Faribault Woolen Mill, starting in May 2011. For twenty-one years, Mr. Mooty was employed by International Dairy Queen where he held many different positions; among them, the position of president and chief executive officer, as well as chairman of the board.

There are no arrangements or understandings between Mr. Mooty and any other person pursuant to which he was selected as a director and there are no transactions that would require disclosure under Item 404(a) of Regulation S-K.

The Company has issued a press release, dated December 13, 2016, announcing the appointment of Mr. Mooty. A copy of the press release announcing Mr. Mooty’s appointment to the Board is being furnished, not filed, with this Current Report on Form 8-K and is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Famous Dave’s of America, Inc. Press Release dated December 13, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: December 14, 2016	By:	/s/ Dexter Newman
Name: Dexter Newman
Title: Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Famous Dave’s of America, Inc. Press Release dated December 13, 2016